                                                                     EXHIBIT 1.1

                        OAKWOOD MORTGAGE INVESTORS, INC.

                  SENIOR/SUBORDINATED PASS-THROUGH CERTIFICATES

                             2001-E TERMS AGREEMENT

                                                        Dated: November 30, 2001

To:      Oakwood Mortgage Investors, Inc. (the "Company")
         Oakwood Acceptance Corporation, LLC

Re:      Underwriting Agreement Standard Provisions dated
         December 2001 (the "Standard Provisions")

         Series Designation: Senior/Subordinated Pass-Through Certificates, Series 2001-E, Classes A-1, A-2, A-3, A-4, A-IO, M-1, M-2, B-1, B-2, X and R
(collectively, the "Certificates"). The Class A-1, A-2, A-3, A-4, A-IO, M-1, M-2 and B-1 Certificates are collectively referred to herein as the "Underwritten Certificates."

         Underwriting Agreement: Subject to the terms and conditions set forth herein and to the terms of the Standard Provisions, which are incorporated by reference herein, the Company hereby agrees to issue and sell to Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters" and each, an "Underwriter"), and each Underwriter hereby severally agrees to purchase from the Company, on December 7, 2001, the aggregate Certificate Principal Balance (or, in the case of the Class A-IO Certificates, percentage of the Notional Principal Amount) of the Underwritten Certificates set forth opposite such Underwriter's name on Schedule A hereto, at the purchase price and on the terms set forth below; provided, however, that the obligations of each Underwriter are subject to: (i) receipt by the Company of the ratings on the Certificates as set forth herein, (ii) receipt by the Underwriters of the Sales Agreement (the "Sales Agreement"), dated as of November 1, 2001, by and between the Company and OMI Note Trust 2001-A, the Servicer's Representations and Warranties Agreement (the "Servicer's Representations Agreement") dated as of November 1, 2001, by and between the Company and Oakwood Acceptance Corporation, LLC, a Delaware limited liability company (formerly Oakwood Acceptance Corporation), and the Pooling and Servicing Agreement (as defined below), each being in form and substance satisfactory to the Underwriters.

         The Certificates will be issued by a trust (the "Trust") to be established by the Company pursuant to a Pooling and Servicing Agreement, to be dated as of November 1, 2001 among the Company, OAC, as servicer (the "Servicer"), and JPMorgan Chase Bank, as trustee (the "Trustee"), which incorporates by reference the Company's Standard Terms to Pooling and Servicing Agreement (September 2001 Edition) (collectively, the "Pooling and Servicing Agreement"). The Certificates will represent in the aggregate the entire beneficial ownership

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                                                                               2

interest in the assets of the Trust which will consist primarily of (i) manufactured housing installment sales contracts secured by security interests in manufactured homes and, with respect to certain of the contracts, secured by liens on the real estate on which the related manufactured homes are located (the "Contracts"), and (ii) mortgage loans secured by liens on the real estate to which the related manufactured homes are deemed permanently affixed (the "Mortgage Loans" and, together with the Contracts and amounts in the pre-funding account described in the Pooling and Servicing Agreement, the "Assets"), in each case having the characteristics described in the prospectus supplement dated November 30, 2001, relating to the Underwritten Certificates (the "Prospectus Supplement").

         The Company and the Servicer specifically covenant to make available on the Closing Date for sale, transfer and assignment to the Trust, Assets having the characteristics described in the Prospectus Supplement; provided, however, that there may be nonmaterial variances from the description of the Assets in the Prospectus Supplement and the Assets actually delivered on such dates.

         Registration Statement: References in the Standard Provisions to the Registration Statement shall be deemed to include registration statement No. 333-70496.

         Aggregate Scheduled Principal Balance of Assets: Approximately $107,947,517 and the Pre-Funded Amount of $41,309,750.

         Cut-Off Date with Respect to the Assets Transferred to the Trust on the Closing Date: November 1, 2001.

                     Terms of the Underwritten Certificates

===============================================================================================================

      Class          Initial Principal        Pass-Through                   Ratings                  Purchase
   Designation             Amount                Rate(1)                   S&P Moody's                Price (2)
   -----------             ------                -------                   -----------                ---------
       A-1                $39,400,000       One-Month LIBOR +    AAA            Aaa                  99.780000%
                                                  0.30%
       A-2                $34,300,000             5.05%          AAA            Aaa                  99.700000%
       A-3                $10,500,000             5.69%          AAA            Aaa                  99.675000%
       A-4                $36,287,000             6.81%          AAA            Aaa                  99.575000%
       A-IO                (3)                    6.00%          AAA            Aaa                  23.684900%
       M-1                $16,352,000             7.56%          AA             Aa3                  99.525000%
       M-2                $12,909,000           8.76%(4)         A              A3                   99.520000%
       B-1                 $9,467,000             7.50%          BBB            Baa3                 94.649500%

===============================================================================================================

(1) The Pass-Through Rate for each Class of Certificates other than the Class A-IO Certificates is capped at the Weighted Average Net Asset Rate, reduced for amounts payable on the Class A-IO Certificates, as more fully described in the Pooling and Servicing Agreement.



                             2001-E Terms Agreement

(2) Purchase Prices have been calculated before deducting expenses payable by the Company, estimated to be approximately $400,000.

(3) The Class A-IO Certificates will receive distributions of interest only, based on a notional principal amount. The notional principal amount will initially equal $57,400,000 and will decrease according to schedule set forth in "Description of the Offered Certificates -- Distributions--Interest--Class A-IO Certificate Notional Principal Balance Schedule" in the Prospectus Supplement, subject to the conditions set forth in the Prospectus Supplement.

(4) If, on any distribution date, 8.76% exceeds the weighted average net asset rate, reduced for distributions of interest made to the class A-IO certificates, the amount of any related shortfall, plus interest accrued on that shortfall, will be carried forward and distributed to the holders of the class M-2 certificates, subject to certain limitations described in the prospectus supplement, on that distribution date or a later distribution date.

         Subordination Features: The Class M-1 Certificates will be subordinated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-IO Certificates; the Class M-2 Certificates will be subordinated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO and Class M-1 Certificates; and the Class B-1 Certificates will be subordinated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO, Class M-1 and Class M-2 Certificates, all as more fully described in the Prospectus Supplement.

         Distribution Dates: Each Distribution Date shall be the fifteenth day of each month, or if such day is not a business day, on the next succeeding business day, commencing in December 2001.

         REMIC Election: An election will be made to treat some or all of the assets of the Trust (other than the Pre-Funding Account, the Capitalized Interest Account and amounts on deposit therein) as one or more real estate mortgage investment conduits for federal income tax purposes (the "REMIC"). The Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO, Class M-1, Class M-2, Class B-1, Class B-2 and Class X Certificates will be designated as "regular interests" in a REMIC. The Class R Certificates will be designated as the sole class of "residual interests" in each of the issuing REMIC, the intermediate REMIC and the pooling REMIC for federal income tax purposes.

         Purchase Price: Each Underwriter has severally agreed to purchase each Class of Underwritten Certificates set forth opposite its name on Schedule A hereto from the Company for the respective purchase prices set forth in the table above as percentages of the Certificate Principal Balance or Notional Principal Amount, as the case may be, of each such Class. Payment of the purchase price for the Underwritten Certificates shall be made to the Company in federal or similar immediately available funds payable to the order of the Company.

         Denominations: The Underwritten Certificates will be issued in book-entry form in minimum denominations of $1,000 and integral multiples of $1 in excess thereof.

         Fees: It is understood that servicing fees and the trustee fee may be withheld from the payments on the Assets in each month prior to distributions on the Certificates on the Distribution Date occurring in such month to the extent permissible under the Pooling and Servicing Agreement.

         Closing Date and Location: 10:00 a.m. Eastern Time on December 7, 2001, at the offices of Hunton & Williams, 1900 K Street, N.W., Washington, D.C. 20006-1109. The



                             2001-E Terms Agreement

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                                                                               4


Company will deliver the Underwritten Certificates to the Underwriters in book-entry form only, through the same-day funds settlement system of The Depository Trust Company on the Closing Date.

         Due Diligence: At any time prior to the Closing Date, the Underwriters have the right to inspect the Asset Files and the related loan origination procedures and to confirm the existence of the related manufactured homes or mortgaged properties to ensure conformity with the Prospectus and the Prospectus Supplement.

         Controlling Agreement: This Terms Agreement, together with the Standard Provisions, sets forth the complete agreement among the Company, OAC and the Underwriters and fully supersedes all prior agreements, both written and oral, relating to the purchase of the Underwritten Certificates and all matters set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement or, if not defined therein, in the Prospectus Supplement.

         Computational Materials: Each Underwriter hereby severally represents and warrants that any information attached hereto as Exhibit 1 constitutes all "Collateral Term Sheets" and "Computational Materials" (as such terms are defined in the no-action letters addressed to Kidder, Peabody Acceptance Corporation I, et al. dated May 20, 1994 and to the Public Securities Association dated February 17, 1995 (collectively, the "PSA Letters")) and all "Structural Term Sheets" and "Series Term Sheets" (as such terms are defined in the no-action letter addressed to Greenwood Trust Company, Discover Card Master Trust I dated April 5, 1996) disseminated by it in connection with the Underwritten Certificates.

         For purposes hereof, as to each Underwriter, the term "Derived Information" means such information, if any, in the Series Term Sheets, Collateral Term Sheets, Structural Term Sheets and/or Computational Materials that is not contained in either (i) the Prospectus taking into account information incorporated therein by reference (other than information incorporated by reference from the Series Term Sheets, Collateral Term Sheets, Structural Term Sheets and/or Computational Materials) or (ii) any computer tape furnished by the Company (the "Computer Tape"). Each Underwriter severally agrees, assuming (i) all information provided by the Company (including the Computer Tape) is accurate and complete in all material respects and (ii) the Company's independent public accountants have determined that the Derived Information agrees with the Computer Tape, to indemnify and hold harmless the Company, each of the Company's officers and directors and each person who controls the Company within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Act") (each, an "indemnified party"), against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information prepared by such Underwriter and incorporated by reference into the Registration Statement, or arise out of or are based upon the omission or alleged omission to state in such Derived Information a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no such indemnity shall be available



                             2001-E Terms Agreement
for any losses, claims, damages or liabilities, or actions in respect thereof to the extent any such untrue statement or alleged untrue statement or omission or alleged omission therein results directly from an error in the information on the Computer Tape or in any other information concerning the Mortgage Loans or the Contracts provided by the Company to the Underwriters in writing or through electronic transmission), and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of an Underwriter under this paragraph shall be in addition to any liability which such Underwriter may otherwise have. Notwithstanding the provisions of this paragraph, no Underwriter shall be required to pay any amount with respect to the indemnities provided hereunder in excess of the underwriting discount or commission applicable to the Underwritten Certificates purchased by it hereunder.

         Information Provided by the Underwriters: It is understood and agreed that the information set forth under the heading "Underwriting" in the Prospectus Supplement (except for the last paragraph thereof relating to estimated fees and expenses) is the only information furnished by the Underwriters for inclusion in the Registration Statement, the Prospectus or the Prospectus Supplement.

         Trustee: JPMorgan Chase Bank (formerly The Chase Manhattan Bank) will act as Trustee of the Trust.

         Blue Sky Qualifications: The Underwriters specify no jurisdictions and the parties do not intend to qualify the Underwritten Certificates in any jurisdiction. The Company has agreed to pay all costs and expenses incurred in connection with the preparation of a blue sky survey to be delivered on or prior to the Closing Date.

         State Tax Opinions: The Company shall deliver to the Underwriters an opinion of counsel pursuant to Section 6(d)(iii) of the Standard Provisions with respect to the State of North Carolina and the State of New York.

         Blackout Period:  None.

         Applicable Law: THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Notices: All communications hereunder will be in writing and effective only upon receipt and will be mailed, delivered or telegraphed and confirmed to the parties at:

                  Oakwood Mortgage Investors, Inc.
                  101 Convention Center Drive
                  Suite 850
                  Las Vegas, Nevada  89109
                  Attention: Monte L. Miller




                             2001-E Terms Agreement


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                                                                               6


                  Oakwood Acceptance Corporation, LLC
                  7800 McCloud Road (27409-9634)
                  P.O. Box 27081
                  Greensboro, North Carolina 27425-7081
                  Attention:  Douglas Muir

                  Credit Suisse First Boston Corporation
                  Eleven Madison Avenue
                  5th Floor
                  New York, New York  10010
                  Attention: Fiachra O'Driscoll

                  Merrill Lynch, Pierce, Fenner & Smith Incorporated 250 Vesey Street
                  World Financial Center, North Tower
                  New York, New York  10281
                  Attention: Robert Little

         Request for Opinions:

         (a) The Company and OAC hereby request and authorize Hunton & Williams, Kolesar & Leatham, Chtd. and Wallace C. Tyser, Jr., Esq., as their counsel in this transaction, to issue on behalf of the Company and OAC, such legal opinions to the Underwriters, their counsel, the Trustee and the Rating Agencies as may be required by any and all documents, certificates or agreements executed in connection with this Agreement.

         (b) Each Underwriter hereby requests and authorizes Simpson Thacher & Bartlett, as their special counsel in this transaction, to issue to the Underwriters such legal opinions as it may require, and the Company shall have furnished to Simpson Thacher & Bartlett such documents as they may request for the purpose of enabling them to pass upon such matters.



                             2001-E Terms Agreement

         Each Underwriter agrees, subject to the terms and provisions hereof and of the Pooling and Servicing Agreement, a copy of which is attached hereto, and which is incorporated by reference herein in its entirety and made a part hereof to the same extent as if such provisions had been set forth in full herein, to purchase the Underwritten Certificates.

                          CREDIT SUISSE FIRST BOSTON CORPORATION

                          By:             /s/ John Herbert
                               -------------------------------------------
                               Name:  John Herbert
                               Title: Vice President

                          MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                          By:            /s/ Laura Schwartz
                               -------------------------------------------
                               Name:  Laura Schwartz
                               Title: Authorized Signatory

Accepted and acknowledged
As of the Date First
Above Written:

OAKWOOD MORTGAGE INVESTORS, INC.

By:            /s/ Dennis W. Hazelrigg
     -------------------------------------------
     Name:  Dennis W. Hazelrigg
     Title: President

OAKWOOD ACCEPTANCE CORPORATION, LLC

By:            /s/ Douglas R. Muir
     -------------------------------------------
     Name:  Douglas R. Muir
     Title: Vice President


                             2001-E Terms Agreement

                                                                      SCHEDULE A


                            Underwritten Certificates

                                                Class A-1          Class A-2          Class A-3         Class A-4
                                                ---------          ---------          ---------         ---------
Credit Suisse First Boston Corporation         $31,520,000        $27,440,000        $8,400,000        $29,030,000

Merrill Lynch, Pierce, Fenner & Smith
             Incorporated                      $ 7,880,000        $ 6,860,000        $ 2,100,000       $ 7,257,000


                                                Class M-1          Class M-2          Class B-1
                                                ---------          ---------          ---------

Credit Suisse First Boston Corporation        $ 13,082,000       $ 10,328,000        $ 7,574,000

Merrill Lynch, Pierce, Fenner & Smith
             Incorporated                      $ 3,270,000        $ 2,581,000        $ 1,893,000


                                                                   Class A-IO
                                                                   ----------

Credit Suisse First Boston Corporation                               100%